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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                        Commission file number: 333-36771


                          CITADEL BROADCASTING COMPANY
             (Exact name of registrant as specified in its charter)



             Nevada                                         86-0703641
  (State or other jurisdiction of                        (I.R.S. Employer
   incorporation or organization)                       Identification No.)



  140 South Ash Avenue, Tempe, Arizona                        85281
(Address of principal executive offices)                    (Zip Code)



Registrant's telephone number, including area code:     (602) 731-5222
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ITEM 5.  OTHER EVENTS.


         On July 7, 1998, Citadel Communications Corporation ("CCC") consummated the initial public offering of 6,880,796 shares of its common stock at an initial public offering price of $16.00 per share. Of such shares, 6,250,000 shares were sold by CCC and 630,796 shares were sold by certain stockholders of CCC. Estimated net proceeds to CCC from the offering were approximately $92,000,000. CCC owns all of the issued and outstanding common stock of Citadel Broadcasting Company (the "Company"). CCC intends to use the net proceeds of the offering to repay outstanding indebtedness under the Company's credit facility. Amounts borrowed under this credit facility have been used for acquisitions and working capital purposes. CCC did not receive any of the proceeds from the sale of shares by the selling stockholders.

         CCC has also granted to the underwriters of the offering an over-allotment option to purchase up to 1,032,119 additional shares of its common stock on the same terms and conditions as the consummated offering.
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                             CITADEL BROADCASTING COMPANY

Date:  July 9, 1998          By:  /s/ Lawrence R. Wilson
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                                  Lawrence R. Wilson
                                  Chairman of the Board
                                  Chief Executive Officer and President
                                  (Principal Executive Officer)

Date:  July 9, 1998          By:  /s/ Donna L. Heffner
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                                  Donna L. Heffner
                                  Vice President and Chief Financial Officer
                                  (Principal Financial and Accounting Officer)